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                           EXHIBIT 21.1  SUBSIDIARIES

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                                Direct or Indirect              Percentage Owned
                                ------------------              ----------------
Cybernet Internet
Dienstleistungen AG
Germany                               Direct                          100%

Vianet EDV Dienstleistungs
GmbH
Austria                               Direct                          100%

  Eclipse s.p.a.
  Italy                              Indirect                          66%

Cybernet Internet
Beteiligungs GmbH
Germany                              Indirect                         100%

Open:Net Internet Solutions
GmbH
Germany                              Indirect                         100%

Cybernet E-Commerce GmbH
& Co. KG Limited Partnership         Indirect                         100%

SunWeb Internet Services AG
Switzerland                           Direct                           51%

Flashnet, S.p.A.
Italy                                 Direct                          100%

Novento Telecom A.G.                  Direct                           51%

Multicall Telefonmarketing A.G.       Direct                           51%
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